Exhibit 99.8

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS MASTER BALLOT.

IMPORTANT: NO CHAPTER 11 CASE HAS BEEN COMMENCED AS OF THE DATE OF THE DISTRIBUTION OF THIS MASTER BALLOT.

In re:

C&D TECHNOLOGIES, INC.,

Debtor.

MASTER BALLOT FOR VOTING TO ACCEPT OR REJECT

DEBTOR’S PREPACKAGED PLAN OF REORGANIZATION OF

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

MASTER BALLOT FOR CLASS 4, SENIOR NOTES CLAIMS

(CLAIMS ARISING UNDER THE SENIOR NOTES INDENTURES)

If you are, as of October 18, 2010, a broker, nominee, or other agent (a “Voting Nominee”), please use this master ballot (the “Master Ballot”) to summarize votes cast by beneficial owners of claims (the “Senior Notes Claims”) against C&D Technologies, Inc. (“C&D” or the “Debtor”),1 based on notes (the “Senior Notes”) issued pursuant to the 5.25% Senior Notes Indenture or the 5.50% Senior Notes Indenture (together, the “Senior Notes Indentures”), to accept or reject the Debtor’s Prepackaged Plan of Reorganization (the “Prepackaged Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), which may be proposed by the Debtor, as described below. The Prepackaged Plan is Exhibit “A” to the Prospectus and Disclosure Statement, dated October 20, 2010 (the “Prospectus”), which accompanies this Master Ballot.

On October 20, 2010, C&D commenced its offer to exchange the Senior Notes for common stock in C&D (the “Exchange Offer”). As discussed in the Prospectus, contemporaneously with the launch of the Exchange Offer, C&D has also commenced the solicitation of votes to accept or reject the Prepackaged Plan, which C&D may seek confirmation of if: (a) the conditions to consummating the Exchange Offer are not satisfied and (b) the votes on the Prepackaged Plan are sufficient to confirm such Prepackaged Plan under Bankruptcy Code. The Prepackaged Plan can be confirmed by the Bankruptcy Court, and thereby made binding upon holders of Senior Notes Claims, if it is accepted by the holders of at least two-thirds ( 2/3) in amount and more than one-half ( 1/2) in number of the Senior Notes Claims that vote on the Prepackaged Plan.

This Master Ballot is to be used solely for summarizing votes of beneficial owners of Senior Notes Claims on the Prepackaged Plan. For instructions regarding their participation in the Exchange Offer, please refer to the Prospectus, Letter of Transmittal and related materials.

For the votes of beneficial owners of Senior Notes Claims to be counted, this Master Ballot must be properly completed, signed and returned in the envelope provided. THE DEADLINE FOR RECEIPT BY THE TABULATION AGENT (EPIQ BANKRUPTCY SOLUTIONS, LLC, 757 THIRD AVENUE, 3RD FLOOR, NEW YORK, NEW YORK 10017) (THE “TABULATION AGENT”) IS 11:59 P.M. (EASTERN TIME) ON THE LATER OF NOVEMBER 18, 2010 OR TEN BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, UNLESS EXTENDED OR EARLIER TERMINATED BY THE DEBTOR. YOU MUST RETURN YOUR MASTER BALLOT DIRECTLY TO THE TABULATION AGENT BY THE VOTING DEADLINE.

[1]	Any capitalized term not defined herein shall have the meaning ascribed to such term in the Prepackaged Plan.

IMPORTANT

VOTING DEADLINE: 11:59 P.M. (EASTERN TIME) ON THE LATER OF NOVEMBER 18, 2010 OR TEN BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, UNLESS EXTENDED OR EARLIER TERMINATED BY THE DEBTOR.

If this Master Ballot is not received by the Tabulation Agent, Epiq Bankruptcy Solutions, LLC, on or before the Voting Deadline and such deadline is not extended, the votes summarized by this Master Ballot will not count as an acceptance or rejection of the Prepackaged Plan.

Master Ballots will not be accepted by facsimile or other electronic means of transmission.

If the Prepackaged Plan is confirmed by the Bankruptcy Court, it will be binding on beneficial owners holding Senior Notes Claims whether or not they vote.

This Master Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Prepackaged Plan.

HOW TO SUMMARIZE VOTES

1.	COMPLETE ITEM 1, ITEM 2, AND, IF APPLICABLE, ITEM 3 AND ITEM 4.

2.	REVIEW THE CERTIFICATIONS CONTAINED IN ITEM 5.

3.	SIGN THE MASTER BALLOT AND PROVIDE THE ADDITIONAL INFORMATION REQUESTED.

4.	RETURN THE MASTER BALLOT IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE SO THAT IT IS RECEIVED BEFORE THE VOTING DEADLINE.

5.	HOLDERS MUST VOTE THE FULL AMOUNT OF THEIR SENIOR NOTES CLAIM REPRESENTED BY THIS MASTER BALLOT EITHER TO ACCEPT OR TO REJECT THE PREPACKAGED PLAN AND THEY MAY NOT SPLIT THEIR VOTES.

6.	ANY BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PREPACKAGED PLAN WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN.

Item 1.	Certification of Authority to Vote. Certification of Authority to Vote. The undersigned certifies that the undersigned (please check the applicable box):

☐	Is a broker, bank, or other nominee for the beneficial owners of the aggregate principal amount of the Senior Notes Claims listed in Item 2 below, and is the registered holder of such securities, or

☐	Is acting under a power of attorney and/or agency (a copy of which will be provided upon request) granted by a broker, bank, or other nominee that is the registered holder of the aggregate principal amount of the Senior Notes Claims listed in Item 2 below, or

☐	Has been granted a proxy (an original of which is attached hereto) from a broker, bank, or other nominee or a beneficial owner that is the registered holder of the aggregate principal amount of the Senior Notes Claims listed in Item 2 below, and accordingly, has full power and authority to vote to accept or reject the Prepackaged Plan on behalf of the beneficial owners of the Senior Notes Claims described in Item 2 below.

Item 2 and Item 3.	Beneficial Owner Information and Vote; Optional Third Party Release. The undersigned certifies that the information provided below (including any information provided on additional sheets attached hereto) is a true and accurate schedule of the beneficial owners of Class 4, Senior Notes Claims, as identified by their respective account numbers, that have delivered duly completed Ballots to the undersigned voting to accept or reject the Prepackaged Plan.

(Please complete the information requested below. Attach additional sheets if necessary.)

Your Customer Account Number for Each Beneficial Owner	Principal Amount of Senior Notes Claims Voted to Accept the Prepackaged Plan	Principal Amount of Senior Notes Claims Voted to Reject the Prepackaged Plan	Releases (Optional). (Check the box below if the beneficial owner checked the box in Item 3 of the beneficial owner Ballot)
1.	$	$	☐
2.	$	$	☐
3.	$	$	☐
4.	$	$	☐
5.	$	$	☐
6.	$	$	☐
7.	$	$	☐
8.	$	$	☐
9.	$	$	☐

Item 4.	Additional Ballots Submitted by Beneficial Owners. The undersigned certifies that the information provided below (including any information on additional sheets attached hereto) is a true and accurate schedule on which the undersigned has transcribed the information, if any, provided in Item 4 of each beneficial owner Ballot received from a beneficial owner of Claims classified as Class 4 Senior Notes Claims.

Information to be Transcribed from Item 4 of Customers’ Ballots Regarding Other Ballots Cast in Respect of Senior Notes Claims
Your Customer Account Number	Beneficial Owner’s Name or Customer Account Number for Other Account	Name of Broker, Nominee or Other Agent for Other Account if Applicable	Principal Amount of Other Senior Notes Claims Voted	Cusip of Other Senior Notes Claims
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Item 5.	Additional Certification. By returning this Master Ballot, the undersigned certifies that each beneficial owner of the Senior Notes Claims identified in Item 2 whose votes are being transmitted by this Master Ballot has been provided with a copy of the Prospectus and other applicable solicitation materials and that the Ballot received from each beneficial owner or a copy thereof is and will remain on file with the undersigned subject to inspection for a period of one year following the Voting Deadline.

Name of Voting Nominee:

(Print or Type)

Participant No.:
(Optional)

Social Security or Federal Tax ID. No.:

Signature:

Print Name:

Title:
(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number: ( )

Email Address:

Date Completed:

This Master Ballot shall not constitute or be deemed a proof of Claim or Interest or an assertion of a Claim or Interest.

YOUR MASTER BALLOT MUST BE FORWARDED IN AMPLE TIME TO BE RECEIVED BY THE TABULATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC AT 757 THIRD AVENUE, 3RD FLOOR, NEW YORK, NEW YORK 10017, PRIOR TO 11:59 P.M. (EASTERN TIME) ON THE LATER OF NOVEMBER 18, 2010 OR TEN BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, UNLESS EXTENDED OR EARLIER TERMINATED BY THE DEBTOR, OR THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE TABULATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC, AT (646) 282-2400.

INSTRUCTIONS FOR COMPLETING MASTER BALLOTS

1.	If you are transmitting the votes of any beneficial owners of Senior Notes Claims other than yourself, you may either:

a.	“Prevalidate” the individual beneficial owner Ballot contained in the materials sent out in connection with the voting and solicitation of the Prepackaged Plan (collectively, the “Solicitation Package”) and then forward the Solicitation Package to the beneficial owner of the Senior Notes Claims for voting within five business days after your receipt by of the Solicitation Package, with the beneficial owner then returning the individual beneficial owner Ballot directly to the Tabulation Agent in the return envelope to be provided in the Solicitation Package. A Voting Nominee “prevalidates” a beneficial owner Ballot by indicating thereon the record holder of the Senior Notes Claims voted, the amount of the Senior Notes held by the beneficial owner and the appropriate account numbers through which the beneficial owner’s holdings are derived, and then executing the beneficial owner Ballot. The beneficial owner shall return the “prevalidated” beneficial owner Ballot to the Tabulation Agent; or

b.	Forward the Solicitation Package to the beneficial owner of the Senior Notes Claims for voting together with a return envelope provided by and addressed to you, the Voting Nominee, with the beneficial owner then returning the individual beneficial owner Ballot to you, the Voting Nominee. In such case, tabulate the votes of your respective beneficial owners on the Master Ballot provided, in accordance with these instructions, and then return the Master Ballot to the Tabulation Agent. You should advise the beneficial owners to return their individual beneficial owner Ballots to you by a date calculated by you to allow yourself time to prepare and return the Master Ballot to the Tabulation Agent so that the Master Ballot is actually received by the Tabulation Agent by the Voting Deadline.

2.	If, in addition to acting as broker, nominee or other agent, you are also a beneficial owner of any Senior Notes Claims classified in Class 4 and you wish to vote such Claims beneficially held by you, you may either complete a beneficial owner Ballot or add your vote to the attached Master Ballot. If you choose to complete a beneficial owner Ballot, please refer to the instructions accompanying the beneficial owner Ballot.

3.	Multiple Master Ballots may be completed and delivered to the Tabulation Agent. Votes reflected by multiple Master Ballots will be counted except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest received properly completed Master Ballot timely received prior to the Voting Deadline will to the extent of such inconsistency, supersede and revoke any earlier received Master Ballot. If more than one Master Ballot is submitted and the later Master Ballot(s) supplement rather than supersede earlier Master Ballots(s), please mark the subsequent Master Ballot(s) with the words “Additional Vote” or such other language as you customarily use to indicate an additional vote that is not meant to revoke an earlier vote.

4.	With respect to all beneficial owner Ballots returned to you, you must properly complete the Master Ballot, as follows:

a.	Check the appropriate box in Item 1 on the Master Ballot;

b.

In Item 2 and Item 3 of the Master Ballot, indicate the votes to accept or reject the Prepackaged Plan and whether the holders checked the box to opt out of the Third Party Release. Please note that Item 2 and Item 3 of the Master Ballot request that you transcribe information or attach a schedule to the Master Ballot in the indicated format providing information for each individual beneficial owner of the Senior Notes Claims on whose behalf you are executing a Master Ballot. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner. If a single customer has more than one account with the identical registration, only list that customer once in the schedule requested by Item 2 and Item 3 for the Senior Notes Claims held by the beneficial owner. The total principal amount of all accounts voted with respect to a single customer should be listed in a single schedule entry for the Senior Notes Claims held, so that each line will represent a different beneficial owner for each series;

c.	Please note that Item 4 of the Master Ballot requests that you provide information or attach a schedule to the Master Ballot in the indicated format by transcribing any information provided in Item 4 of each beneficial owner Ballot received from a beneficial owner for which you are submitting a Master Ballot. Please also include your customer number for each entry in Item 4;

d.	Please review Item 5 of the Master Ballot;

e.	Sign and Date the Master Ballot, and provide the remaining information requested;

f.	Deliver the completed, executed Master Ballot with an original signature so as to be received by the Tabulation Agent before the Voting Deadline. If a Ballot is received after the Voting Deadline, it will not be counted unless the Debtor determines otherwise in their sole discretion. For each completed, executed beneficial owner Ballot returned to you by a beneficial owner, either forward such beneficial owner Ballot (along with your Master Ballot) to the Tabulation Agent or retain such beneficial owner Ballot in your files for one year from the Voting Deadline.

5.	Delivery of a Ballot to the Tabulation Agent by facsimile, e-mail, or any other electronic means shall not be valid. No Ballot should be sent to the Debtor, the Debtor’s agents (other than the Tabulation Agent), any indenture trustee, or the Debtor’s financial or legal advisors and if so sent will not be counted.

6.	Beneficial owners must vote all Senior Notes Claims classified in Class 4 either to accept or to reject the Prepackaged Plan and may not split their vote. Accordingly, a Ballot that partially rejects and partially accepts the Prepackaged Plan should not be counted as a vote to accept or reject the Prepackaged Plan.

If you believe that you have received the wrong Master Ballot, you should contact the Tabulation Agent at (646) 282-2400 immediately.

Other than the fees and compensation paid to the Tabulation Agent, fees, commissions, or other remuneration will be payable to any Voting Nominee for soliciting votes on the Plan.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE DEBTOR OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PREPACKAGED PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE ENCLOSED DOCUMENTS.

IF YOU HAVE ANY QUESTIONS REGARDING THE MASTER BALLOT, OR IF YOU DID NOT RECEIVE A COPY OF THE PROSPECTUS OR PREPACKAGED PLAN, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, BENEFICIAL OWNER BALLOTS OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE TABULATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC, AT (646) 282-2400. PLEASE DO NOT DIRECT ANY INQUIRIES TO THE BANKRUPTCY COURT.

PLEASE MAIL YOUR MASTER BALLOT PROMPTLY!

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, YOU SHOULD CONTACT THE TABULATION AGENT AT (646) 282-2400.